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                                                     EXHIBIT 5(a) AND 23(a)
                         WARNER NORCROSS & JUDD LLP
                              ATTORNEYS AT LAW
                            900 OLD KENT BUILDING
                            111 LYON STREET, N.W.
                      GRAND RAPIDS, MICHIGAN 49503-2489

                          TELEPHONE (616) 752-2000
                             FAX (616) 752-2500



                             January 24, 1997







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re:  FIRSTBANK CORPORATION
              REGISTRATION STATEMENT ON FORM S-8
              FIRSTBANK CORPORATION
              AMENDED AND RESTATED 401(K) AND EMPLOYEE STOCK
              OWNERSHIP PLAN

Dear Sir or Madam:

          We represent Firstbank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 100,000 shares of Common Stock.

          As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, we are of the opinion that the plan, as amended, continues to satisfy the requirements of ERISA in form
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Securities and Exchange Commission
January 24, 1997
Page 2
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and that when the Registration Statement has become effective under the
Act, any and all shares of Common Stock which are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Amended and Restated 401(k) and Employee Stock Ownership Plan.

                                  Very truly yours,

                                  WARNER NORCROSS & JUDD LLP


                                  By /S/ GORDON R. LEWIS
                                     Gordon R. Lewis
                                     A Partner